Exhibit 10.3

General RELEASE agreement

This General Release Agreement (this “Agreement”), dated as of November 4, 2016, is entered into by and among Ho Wah Genting Group Limited, a Nevada corporation (“Buyer”) and David Breier (“Seller”). In consideration of the mutual benefits to be derived from this Agreement, the covenants and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties hereto hereby agree as follows:

1.           Split-Off Agreement. This Agreement is executed and delivered pursuant to the requirements of that certain Split-Off Agreement (the “Split-Off Agreement”) by and among Seller and Buyer, as a condition to the closing of the purchase and sale transaction contemplated thereby (the “Transaction”).

2.           Reserved.

3.           Release and Waiver by Seller. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, Seller on behalf of himself and his assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases the Buyer, Ho Wah Genting Group Sdn Bhd (the “PrivateCo”), along with their respective present, future and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Buyer Released Parties”) of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which Seller has or might claim to have against the Buyer Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by such Seller arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the date of the Closing.

4.           Additional Covenants and Agreements.

(a)          The Buyer, on the one hand, and Seller, on the other hand, waives and releases the other from any claims that this Agreement was procured by fraud or signed under duress or coercion so as to make this Agreement not binding.

(b)          Each of the parties hereto acknowledges and agrees that the releases set forth herein do not include any claims the other party hereto may have against such party for such party’s failure to comply with or breach of any provision in this Agreement or the Split-Off Agreement.

(c)          Notwithstanding anything contained herein to the contrary, this Agreement shall not release or waive, or in any manner affect or void, any party’s rights and obligations under the following:

(i)          the Split-Off Agreement; and

(ii)         the Share Exchange Agreement among Buyer, the PrivateCo, and stockholders of the PrivateCo. (the “Share Exchange Agreement”), and the other the Transaction Documents.

5.           Modification. This Agreement cannot be modified orally and can only be modified through a written document signed by all parties and the PrivateCo.

6.           Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision that was determined to be void, illegal or unenforceable had not been contained herein.

7.           Expenses. The parties hereto agree that each party shall pay its respective costs, including attorneys’ fees, if any, associated with this Agreement.

8.           Further Acts and Assurances. The Seller agrees that it will act in a manner supporting compliance, including compliance by its Affiliates, with all of its obligations under this Agreement and, from time to time, shall, at the request of Buyer or the PrivateCo, and without further consideration, cause the execution and delivery of such other instruments of release or waiver and take such other action or execute such other documents as such party may reasonably request in order to confirm or effect the releases, waivers and covenants contained herein, and, in the case of any claims, actions, obligations, liabilities, demands and/or causes of action that cannot be effectively released or waived without the consent or approval of other Persons that is unobtainable, to use its best reasonable efforts to ensure that the Buyer Released Parties receive the benefits thereof to the maximum extent permissible in accordance with applicable law or other applicable restrictions, and shall perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.

9.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts or choice of laws thereof.

10.         Third-Party Beneficiary. Each of Seller and Buyers acknowledges and agrees that this Agreement is entered into for the express benefit of the PrivateCo, and that the PrivateCo is relying hereon and on the consummation of the transactions contemplated by this Agreement in entering into and performing its obligations under the Share Exchange Agreement, and that the PrivateCo shall be in all respects entitled to the benefit hereof and to enforce this Agreement as a result of any breach hereof.

11.         Specific Performance; Remedies. Each of Seller and Buyer acknowledges and agrees that the PrivateCo would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of Seller and Buyer agrees that the PrivateCo will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, subject to Section 9, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and are in addition to any other rights, obligations or remedies otherwise available at law or in equity, and nothing herein will be considered an election of remedies.

12.         Entire Agreement. This Agreement constitutes the entire understanding and agreement of Seller and Buyer and supersedes prior understandings and agreements, if any, among or between Seller and Buyer with respect to the subject matter of this Agreement, other than as specifically referenced herein. This Agreement does not, however, operate to supersede or extinguish any confidentiality, non-solicitation, non-disclosure or non-competition obligations owed by Buyer to Seller under any prior agreement.

13.         Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in the Share Exchange Agreement.

[Signature page follows this page.]

IN WITNESS WHEREOF, the undersigned have executed this General Release Agreement as of the day and year first above written.

BUYER

HO WAH GENTING GROUP LIMITED (formerly named COMPUTRON, INC.)

By:	/s/ David Breier
Name: David Breier
Title: President

SELLER

/s/ David Breier
David Breier